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                                                                    EXHIBIT 3.54

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            OI MEDICAL HOLDINGS INC.

          The undersigned, being the sole incorporator of OI Medical Holdings Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

          (1) That this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

          (2) That the Corporation has not received any payment for any of its stock.

          (3) That Article 4 of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:

               "4. The total number of shares of stock which the corporation shall have authority to issue is 300,000 Common shares at $0.01 par value."

          IN WITNESS WHEREOF, I have signed this Certificate this 24th day of June, 1997.


                                                /s/ James W. Baehren
                                                --------------------------------
                                                James W. Baehren
                                                Being the Sole Incorporator

                                                                         [STAMP]